UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2007

REDDY ICE HOLDINGS, INC.
  (Exact name of registrant as specified in its charter)

Delaware	001-32596	56-2381368
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

8750 North Central Expressway, Suite 1800
Dallas, Texas  75231
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                           Other Events

On July 17, 2007, the Company issued a press release announcing that it was in receipt of a letter from Shamrock Capital Advisors, Inc. (“Shamrock”) stating that it opposes the agreement between the Company and certain funds managed by GSO Capital Partners LP (“GSO”) relating to the acquisition of the Company by GSO for approximately $1.1 billion and providing a response to the letter from the Special Committee of the Board of Directors.  A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01.                             Financial Statements and Exhibits.

(d)  Exhibits.

99.1†   Press Release dated July 17, 2007.

†                     Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       July 18, 2007

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
	Name:	Steven J. Janusek
	Title:	Chief Financial and Accounting Officer